Exhibit 10.35

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

SCHIFF NUTRITION INTERNATIONAL, INC.

AND

THE STOCKHOLDERS NAMED HEREIN

Dated as of

August 10, 2012

REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT, dated as of August 10, 2012 (this “Agreement”), by and among Schiff Nutrition International, Inc., a Delaware corporation (“Parent”), TPG STAR SNI, L.P., a Delaware limited partnership (“TPG”) and Weider Health and Fitness, a Nevada corporation (“WHF”, and together with TPG, the “Holders”).
WHEREAS, TPG owns 7,486,574 shares of Class A Common Stock (the “Class A Common Stock”) and WHF owns 7,486,574 shares of Class B Common Stock (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of Parent; and
WHEREAS, Parent desires to provide for an orderly market in the Common Stock.
NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” has the meaning given in Rule 12b-2 under the Exchange Act.
“Agreement” is defined in the preamble to this Agreement.
“Black-Out Period” means a period of not more than sixty (60) days with regard to which Parent shall have furnished to the Holders of Registrable Securities a certificate signed by an executive officer of Parent stating that it would be (a) materially detrimental to Parent and its stockholders for Parent to file a Registration Statement at such time because Parent is engaged in a plan, proposal or agreement with respect to a financing, acquisition, recapitalization, reorganization or other material transaction or development or (b) a violation of the Securities Act for such Holders to sell shares pursuant to the applicable Registration Statement because of the existence of material non-public information that the board of directors has determined, in its good faith judgment, would be materially detrimental to Parent if disclosed.
“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are required to be closed in City of New York, State of New York.
“Class A Common Stock,” “Class B Common Stock,” and “Common Stock” are defined in the recitals to this Agreement.
“Dollars” or the symbol, “$”, means United States dollars.

“Exchange Act” means the Securities Exchange Act of 1934.
“GAAP” means generally accepted accounting principals as applied in the United States from time to time.
“Holders” are defined in the preamble to this Agreement.
“Indemnified Person” is defined in Section 3.3.
“Indemnifying Person” is defined in Section 3.3.
“Initiating Holder” is defined in Section 2.1(a).
“Insufficient Amount” is defined in Section 2.3(a)(ii).
“Liquidated Damages” is defined in Section 3.5.
“NASD” means the National Association of Securities Dealers, Inc.
“Parent” is defined in the preamble to this Agreement.
“Participant” is defined in Section 3.1.
“Person” means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.
“Prospectus” means the prospectus included in any Registration Statement (including any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means any Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of options or convertible securities) of Parent currently held or held at any future time by the Holders; provided that any such Class A Common Stock shall cease to be Registrable Securities when the Holder of such Class A Common Stock holds a number of shares of Class A Common Stock no greater than the amount of Class A Common Stock such Holder could sell without registration under the Securities Act in a ninety-day period under Rule 144.
“Registration Statement” means any registration statement of Parent that covers any of the Registrable Securities pursuant to the provisions of this Agreement,

including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act or any successor rule or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith being free of the registration and prospectus delivery requirements of the Securities Act.
“Rule 145” means Rule 145 under the Securities Act.
“Rule 415” means Rule 415 under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Underwritten registration or underwritten offering” means a registration in which securities of Parent are sold to an underwriter for re-offering to the public.
1.2.    Interpretation.
(a)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b)    The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of and to this Agreement unless otherwise specified.
(c)    The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include both genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(d)    A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.
(e)    A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued under or related to such legislation. All references to accounting terms shall have the meanings determined under GAAP as in effect from time to time.
(f)    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(g)    No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.
(h)    The descriptive headings in this Agreement are intended for reference purposes only and shall not be used in the interpretation or construction of this Agreement.
(i)    The parties intend that each provision of this Agreement shall be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided in this Agreement, each such provision be read separately, be given independent significance and not be construed as limiting any other provision in this Agreement (whether or not more general or more specific in scope, substance or context).
ARTICLE 2
REGISTRATION UNDER THE SECURITIES ACT
2.1.    Demand Registration.
(a)If Parent shall receive at any time after October 14, 2012, a written request from either Holder (in either case, the “Initiating Holder”) that Parent file a Registration Statement on Form S-1 under the Securities Act, with respect to all or part of the Registrable Securities owned by such Holder, provided that the sale of the Common Stock requested to be registered would yield aggregate gross proceeds in excess of $30 million, then Parent will:
(i)    within ten days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities;
(ii)    use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders thereof request to be registered, subject to the limitations of Section 2.1(b), within fifteen days of the mailing of such notice by Parent in accordance with Section 4.3; and
(iii)    keep such Registration Statement effective for the shorter of 180 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 180-day period shall be extended for a period of time equal to (A) the period in which any Holder refrains from selling any securities included in such Registration Statement at the request of an underwriter of Common Stock

(or other securities of Parent); (B) the period in which any Holder refrains from selling any securities included in such Registration Statement at the request of Parent to permit Parent to amend such Registration Statement; (C) the duration of any Black-Out Period during which the use of a prospectus was suspended or sales of Registrable Securities were not permitted by a selling Holder; and (D) the periods for which effectiveness of the Registration Statement has been suspended as permitted by this Agreement.
(b)If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Parent as a part of its request made pursuant to Section 2.1(a) and Parent shall include such information in the written notice referred to in Section 2.1(a). The underwriter will be selected by Parent, subject to the consent of the Initiating Holder (which will not be unreasonably withheld). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Article 2. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with Parent as provided in Section 2.4(e)) enter into an underwriting agreement in the form requested by the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises Parent that marketing factors require a limitation of the number of shares to be sold, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced, and shall be allocated among the Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested to be registered by each Holder; provided, however, that if the number of shares of Registrable Securities to be included in such underwriting shall be reduced, no Registrable Securities of the Holders shall be excluded until all other shares to be included in the registration have been excluded.
(c)Notwithstanding the foregoing, after a request to effect a Registration Statement pursuant to this Section 2.1, Parent shall have the right to defer the filing of the Registration Statement under this Section 2.1, or suspend the use of the related prospectus contained in the Registration Statement, during a Black-Out Period; provided that Parent may not utilize such deferral or suspension right (whether such right arises under this Section 2.1 or Section 2.3) more than twice in any twelve-month period. Parent shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.1(c). Parent agrees that, in the event it exercises its rights under this Section 2.1(c), it shall update the suspended registration statement as necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities upon expiration of the Black-Out Period in accordance with applicable law.
(d)In addition, Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:
(i)    after Parent has effected two registrations (one at the

request of TPG and one at the request of WHF) pursuant to this Section 2.1 and such registrations have been declared effective; provided, however, that if Parent is or becomes ineligible to effect a registration on Form S-3 at a time it is otherwise required to do so under Section 2.3, each of TPG and WHF shall be entitled to request one additional registration each during such period pursuant to this Section 2.1; and provided further, that if less than 90% of the Registrable Securities that TPG or WHF, as applicable, requested (in the capacity as Initiating Holder) to include in any such registration under this Section 2.1 are so included, then TPG or WHF, as applicable, will have the right to request one or more additional registrations until at least 90% of its requested shares are so included in a registration; or
(ii)    during the period starting with the date sixty days prior to Parent’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 2.2.
(e)Expenses of Demand Registrations. All expenses (other than underwriting discounts and commissions) incurred in connection with any registration pursuant to this Section 2.1, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Parent and the reasonable fees and disbursements of one counsel for the selling Holders as selected by the Initiating Holder (not to exceed $100,000 per registration) shall be borne by Parent regardless of whether such Registration Statement is declared effective by the SEC.
(f)Allocations of Demand Registrations. TPG shall be entitled to initiate one of the registrations under this Section 2.1 and WHF shall be entitled to initiate one of the registrations under this Section 2.1, except as set forth in Section 2.1(d)(i).
2.2.    Parent Registration.
(a)    Procedures for Parent Registration. If (but without any obligation to do so) Parent proposes to register for its own account and/or for the account of any other stockholder any of its common stock under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration with respect to any transaction within the scope of Rule 145 or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities), Parent shall give each Holder thirty days prior written notice of such registration. Upon the written request of each Holder given within fifteen days after receipt of such notice by Parent in accordance with Section 4.3, Parent shall, subject to the limitations of Section 2.2(d), use commercially reasonable efforts to cause all of the Registrable Securities that each such Holder has requested to be registered to be so registered under the Securities Act.
(b)    Right to Terminate Registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(c)    Expenses of Parent Registration. All expenses (other than underwriting discounts and commissions related to the Registrable Securities) incurred in connection with any registration pursuant to this Section 2.2, including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Parent and the fees and disbursements of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be included (not to exceed $100,000 per registration) shall be borne by Parent regardless of whether such Registration Statement is declared effective by the SEC.
(d)    Terms of Underwriting; Limitation on Number of Shares to be Sold in an Underwritten Offering. In connection with any offering involving an underwriting of shares of Parent’s capital stock, Parent shall not be required under this Section 2.2 to include any of the Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by it (or by other persons entitled to select the underwriters). Notwithstanding any other provision of this Section 2.2, if the underwriter advises Parent that marketing factors require a limitation of the number of shares to be sold other than by Parent, then the number of shares that may be included in the underwriting (other than by Parent) shall be reduced, and shall be allocated among the Holders, in proportion (as nearly as practicable) to the number of shares entitled to be included therein owned by each Holder; provided, however, that if the number of shares of Registrable Securities to be included in such underwriting shall be reduced, no Registrable Securities of the Holders shall be excluded until all other shares to be included in the registration by other selling stockholders have been excluded.
2.3.    Form S-3 Registration.
(a)    Procedures for Form S-3 Registration. If Parent shall receive at any time after October 14, 2012, a written request from either Holder that Parent file a Registration Statement on Form S-3 under the Securities Act, with respect to all or a part of the Registrable Securities owned by such Holder, and Parent is then eligible to effect such registration using Form S-3, then Parent will:
(i)    within ten days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities;
(ii)    use commercially reasonable efforts to effect, as soon as practicable, the registration on Form S-3 under the Securities Act of all Registrable Securities that the Holders thereof request to be registered within fifteen days of the mailing of such notice by Parent in accordance with Section 4.3; provided that Parent shall not be obligated to effect any such registration pursuant to this Section 2.3: (A) if the Holders, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000; or (B) during a Black-Out Period, in which case Parent shall have the right to (x) defer the filing of the Form S-3 Registration Statement for the duration of the

Black-Out Period or (y) suspend the use of the related prospectus for the Black-Out Period; provided further that Parent shall not utilize its deferral or suspension rights (whether the right arises under this Section 2.3 or Section 2.1) based on a Black-Out Period more than twice in any twelve-month period; or (C) in any particular jurisdiction in which Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and
(iii)    keep such Registration Statement effective for the shorter of 12 months or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 12-month period shall be extended for a period of time equal to (A) the period in which any Holder refrains from selling any securities included in such Registration Statement at the request of an underwriter of Common Stock (or other securities of Parent); (B) the period in which any Holder refrains from selling any securities included in such Registration Statement at the request of Parent to permit Parent to amend such Registration Statement; (C) the duration of a Black-Out Period during which the use of a prospectus was suspended; and (D) the periods for which effectiveness of the Registration Statement has been suspended as permitted by this Agreement.
Parent shall promptly notify the Holders of the expiration of any period during which it exercised its rights under Section 2.3(a)(ii)(B). Parent agrees that, in the event it exercises its rights under Section 2.3(a)(ii)(B), it shall update the suspended registration statement as necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities upon expiration of the Black-Out Period in accordance with applicable law.
(b)    Shelf Registration. If a Holder or Holders requests that a Parent registration under Section 2.3(a) be made for an offering on a continuous basis pursuant to Rule 415 under the Securities Act on Form S-3, Parent shall (i) register the Registrable Securities of such Holder or Holders on a continuous basis and (ii) use commercially reasonable efforts to keep such Registration Statement effective for the shorter of 12 months or until all Registrable Securities covered by such Registration Statement have been sold.
(c)    Underwriting Requirements. If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Parent as a part of its request made pursuant to Section 2.3(a) and Parent shall include such information in the written notice referred to in Section 2.3(a). The underwriter will be selected by Parent, subject to the consent of the Holder (which will not be unreasonably withheld). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Article 2. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with Parent as provided in Section 2.4(e)) enter into an underwriting agreement in the form requested by the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter advises Parent that marketing factors require a limitation of the number of shares to be sold, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced, and shall be allocated among the Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested to be registered by each Holder; provided, however, that if the number of shares of Registrable Securities to be included in such underwriting shall be reduced, no Registrable Securities of the Holders shall be excluded until all other shares to be included in the registration have been excluded.
(d)    Expenses of Form S-3 Registration. All expenses (other than underwriters’ discounts or commissions associated with Registrable Securities) incurred in connection with a registration pursuant to this Section 2.3, including all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for Parent and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be included (not to exceed $100,000 per registration) shall be borne by Parent regardless of whether such Registration Statement is declared effective by the SEC.
(e)    Number of S-3 Registrations. Each Holder shall be entitled to request up to two registrations pursuant to this Section 2.3 (and to join in the other’s requested registration, for a total of up to four registrations); provided that Parent shall not be obligated to effect more than two registrations under this Section 2.3 in any period of 12 consecutive months. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration pursuant to Section 2.1.
2.4.    Obligations of Parent. Whenever required under this Article 2 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:
(a)    Registration Statement. Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective.
(b)    Amendments. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of time required under Section 2.1(a)(iii) or Section 2.3(a)(iii), as the case may be.
(c)    Prospectuses. Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Blue Sky. Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act.
(e)    Underwriting Agreement. If an offering is an underwritten public offering, enter into and perform its obligations under an underwriting agreement requested by the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notice of Misstatement or Omission. Immediately notify each Holder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Parent will promptly revise such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Parent will promptly deliver copies of such revised prospectus to the selling Holders. Following receipt of the revised prospectus, the selling Holders will be free to resume making offers of the Registrable Securities. Parent will extend the period during which the Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the selling Holders shall have received copies of the revised prospectus.
(g)    Listing or Quotation. Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by Parent are then listed.
(h)    Transfer Agent: CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(i)    Cooperation. Parent will use commercially reasonable efforts to cooperate with the selling Holders in the disposition of the common stock covered by such Registration Statement, including without limitation in the case of an underwritten offering pursuant to Section 2.1 causing key executives of Parent and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are customary and appropriate for such underwritten offering.

(j)    General Compliance with Federal Securities Laws; Section 11(a) Earning Statement.    Parent will use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission.
2.5.    Legal Opinion. Parent shall use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel for Parent, in form and substance as is customarily requested by the underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of Parent and any company acquired by Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
2.6.    Obligations of Holders. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Article 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
2.7.    Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Article 2 may not be assigned, except by a Holder who transfers Registrable Securities to an Affiliate of such Holder which is in the business of investing in or holding securities, in which case the Holder may assign its registration rights hereunder to such Affiliate provided: (a) Parent is furnished with written notice of the name and address of such Affiliate transferee and the number of securities with respect to which such registration rights are being assigned; (b) such Affiliate transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the Affiliate transferee is restricted under the Securities Act.
ARTICLE 3
INDEMNIFICATION; CONTRIBUTION
3.1.    Indemnification by Parent. Parent agrees to indemnify and hold harmless, and cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless, each Holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the respective direct and indirect partners, advisory board members, trustees, members, shareholders, officers and directors of each such Person or such Holder (each, a “Participant”), from and against any and all losses, claims, damages and liabilities (including the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action, proceeding, investigation or any claim asserted or threatened) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or Prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by Parent or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to Parent or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Participant for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, Parent shall not be liable insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to Parent in writing by or on behalf of such Participant expressly for use therein; provided, further, Parent shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Securities that are the subject thereof from such Participant and it is established in the related proceeding that such Participant had been provided with such Prospectus and failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by Parent with this Agreement. The indemnities of Parent and of its subsidiaries contained in this Section 3.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Participant and shall survive any transfer of securities or any termination of this Agreement.
3.2.    Several Indemnification by Participants. Subject to the limitations set forth in this Section 3.2, each Participant agrees, severally and not jointly, to indemnify and hold harmless Parent, each other Participant, its directors and officers and each Person who controls Parent and each other Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action, proceeding, investigation or any claim asserted or threatened) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration

Statement or Prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to Parent in writing by or on behalf of such Participant expressly for use therein; provided, however, that a Participant shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by Parent or any other Participant resulted from any action, claim or suit by any Person who purchased Registrable Securities that are the subject thereof from such other Participant and it is established in the related proceeding that Parent or such other Participant, as applicable, had been provided with such Prospectus and failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by such Participant with this Agreement. No Participant shall be liable under this Article 3 for any amounts in excess of such Participant’s net proceeds actually received by such Participant from the sale of such Participant’s Registrable Securities (after deducting all underwriter’s discounts and commissions and all other expenses paid by such Participant in connection with the registration in question).
3.3.    Indemnification Procedures.
(a)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise, except to the extent of any prejudice caused by such delay. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel if it would be a conflict of interest for the Indemnified Person and the Indemnifying Person to be represented by the same counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) the Indemnifying Person and the

Indemnified Person shall have mutually agreed in writing to the contrary, (b) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (c) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and there are one or more defenses available to the Indemnified Person that are not available to the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for Parent, its directors, officers and control Persons of Parent shall be designated in writing by Parent. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding, (y) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person and (z) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Person and does not otherwise adversely affect such Indemnified Person, other than as a result of the imposition of financial obligations for which such Indemnified Person will be indemnified hereunder.
3.4.    Contribution.
(a)    If the indemnification provided for in the preceding sections of this Article 3 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person on the one hand or by the Indemnified Person, as the case may be, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.
(b)    The parties agree that it would not be just and equitable if contribution pursuant to this Article  3 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such suit, action, proceeding or investigation or claim. Notwithstanding the provisions of this Article  3, in no event shall a Participant be required to contribute any amount in excess of the amount by which net proceeds (after deducting all underwriter’s discounts and commissions and all other expenses paid by such Participant in connection with the registration in question) actually received by such Participant from sales of such Participant’s Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
3.5.    Additional Remedies. The indemnity and contribution agreements contained in this Article 3 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.
ARTICLE 4
MISCELLANEOUS
4.1.    Rule 144. Parent covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time it is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make available other information so long as necessary to permit sales pursuant to Rule 144.
4.2.    Remedies. If Parent breaches of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Parent agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
4.3.    Notices.
(a) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, internationally recognized overnight air courier or telecopier with receipt (confirmed by telephone call received by sender):

(i)    if to TPG, at the address as follows:
TPG STAR SNI, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Facsimile: (415) 743-1685
Telephone: (415) 743-1610
Attention: Matthew T. Hobart

(ii)    with a copy (which shall not constitute notice) to:
Ropes & Gray
1211 Avenue of the Americas
New York, NY 10036
Facsimile: (212) 596-9000
Telephone: (212) 596-9090
Attention: Carl P. Marcellino

(iii)    if to WHF, at the address as follows:
Weider Health and Fitness
21100 Erwin Street
Woodland Hills, CA 91367
Facsimile: (818) 999-6958
Telephone: (818) 595-0531
Attention: Eric Weider

(iv)    if to Parent, at the address as follows:
Schiff Nutrition International, Inc.
1201 Park Avenue, Suite 101
Emeryville, CA 94608
Facsimile: (510) 922-1131
Telephone: (510) 463-6385
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Latham & Watkins
140 Scott Drive
Menlo Park, CA 94025
Facsimile: (650) 463-2600
Telephone: (650) 328-4600
Attention: Robert A. Koenig

(b)    All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two Business Days after being timely delivered to an internationally recognized overnight delivery service (such as Federal Express); and when delivery is confirmed by a telephone call received by sender confirming receipt, if telecopied.
4.4.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns (pursuant to Section 2.7) of each of the parties hereto.
4.5.    Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.
4.6.    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
4.7.    Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
4.8.    Severability. Any term or provision of this Agreement that is held to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement. If any term or provision of this Agreement is determined by a court to be invalid, void or unenforceable, the parties agree that the court shall have the power to and shall reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
4.9.    Entire Agreement. This Agreement is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and Parent on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SCHIFF NUTRITION INTERNATIONAL, INC.
By: /s/ Tarang Amin
Name: Tarang Amin Title: President & CEO

TPG STAR SNI, L.P. By: TPG Star, L.P. By: TPG Star GenPar, L.P., its general partner By: TPG Star GenPar Advisors, its general partner
By: /s/ Ronald Cami
Name: Ronald Cami Title: Vice President

WEIDER HEALTH AND FITNESS
By: /s/ Eric Weider
Name: Eric Weider Title: President